SECURITIES AND EXCHANGE COMMON

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934




Date of Report:  July 24, 1996



                            U.S. DIAGNOSTIC LABS INC.
- --------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


                                    DELAWARE
- --------------------------------------------------------------------------------
                 (State of other jurisdiction of incorporation)


        1-13392                                   11-3146389
        -------                                   ----------
(Commission File Number)                (IRS Employer Identification No.)



777 S. FLAGLER DRIVE, STE. 1106, WEST TOWER, WEST PALM BEACH, FL      33401
- --------------------------------------------------------------------------------
  (Address of principal executive offices)                          (Zip Code)


Registrant's telephone no. including area code:  (407) 832-0006
                                                ----------------

Item 2.           ACQUISITION OR DISPOSITION OF ASSETS

         Effective July 12, 1996, the Company completed the purchase of the outstanding capital stock of MediTek Health Corporation ("MediTek") from HEICO Corporation ("HEICO"), pursuant to a stock purchase agreement dated as of June 20, 1996 and effective as of July 1, 1996. The consideration was $13 million of cash and a $10 million convertible note (the "Note"). The Note bears interest at a rate of 6 1/2% per annum, is payable on June 30, 2001 and is convertible into Common Stock of the Company ("USDL Common Stock") at $9.25 per share, or an aggregate of 1,081,081 shares. The Company has agreed to register the USDL Common Stock issuable upon conversion of the Note prior to January 1, 1997. The USDL Common Stock is also subject to certain volume restrictions on resale until June 30, 1998. In addition, HEICO granted to Jeffrey Goffman, the Company's Chairman and Chief Executive Officer, a voting proxy with respect to the election of directors and any vote involving a proposed change of control.

         MediTek owns and operates 16 diagnostic imaging centers located in New Jersey, Florida, Georgia and Alabama, some of which are joint ventures with hospitals. MediTek had net collected revenues in the fiscal year ended October 31, 1995 of $14.7 million, income before HEICO management fees and allocated interest expense or $2,152,000 and net income before taxes of $581,000. The Company expects that MediTek will have revenues of 1996 of over $20 million and net income before taxes of over $3 million as a result of incurred revenues, elimination of the management fee and some corporate overhead.


Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

 (a) Financial Statements for the year ended October 31, 1995 and balance sheet as of April 30, 1996.

 (b) Pro Forma financial information will be filed within the time period required by this report.

 (c)     Exhibits

         10.39 Stock Purchase Agreement dated as of June 20, 1996 among the Company, MediTek Health Corporation and HEICO Corporation.

         10.40 Registration and Sale Rights Agreement dated as of June 20, 1996 between the Company and HEICO Corporation.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                U.S. DIAGNOSTIC LABS INC.

                                                /S/ JEFFREY A. GOFFMAN
                                                -----------------------------
                                                Jeffrey A. Goffman, Chairman
                                                and Chief Financial Officer



Dated: July 24, 1996

                           MEDITEK HEALTH CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS

                            AS OF APRIL 30, 1996 AND
                       FOR THE YEAR ENDED OCTOBER 31, 1995

                           MEDITEK HEALTH CORPORATION

                                Table of Contents




                                                                Page

Independent Auditors' Report                                      1

Consolidated Balance Sheets
  as of April 30, 1996 and October 31, 1995                     2 - 3

Consolidated Statement of Operations
  for the year ended October 31, 1995                             4

Consolidated Statement of Changes in
  HEICO Corporation Investment
  for the year ended October 31, 1995                             5

Consolidated Statement of Cash Flows
  for the year ended October 31, 1995                             6

Notes to Consolidated Financial Statements
  as of April 30, 1996 and for the year
  ended October 31, 1995                                        7 - 18

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


INDEPENDENT AUDITORS REPORT

To the Board of Directors and Stockholder of MediTek Health Corporation


We have audited the accompanying consolodated balance sheets of MediTek Health Corporation and subsidiaries (the "Company) as of April 30, 1996 and October 31, 1995, and the related consolidated statements of operations, changes in HEICO Corporation investment, and cash flows for the year ended October 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assesing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 1996 and October 31, 1995, and the results of its operations and its cash flows for the year ended October 31, 1995 in conformity with generally accepted accounting principles.



DELOITTE AND TOUCHE LLP

June 20, 1996

                   MEDITEK HEALTH CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                       April 30, 1996 and October 31, 1995

                                     ASSETS

                                                             1996                       1995
                                                             ----                       ----
Current assets:
  Cash and cash equivalents....................           $   713,000               $   348,000

  Accounts receivable, net.....................             2,758,000                 2,858,000

  Prepaid expenses and other current assets....               677,000                   737,000

  Deferred income taxes........................               329,000                   324,000
                                                              -------                   -------


        Total current assets...................             4,477,000                 4,267,000

Property, plant and equipment, net.............             4,669,000                 4,867,000

Intangible assets, net.........................            11,144,000                10,441,000

Investments in and advances to
  unconsolidated partnerships..................             2,066,000                 1,994,000

Other assets...................................               278,000                   324,000
                                                              -------                   -------


        Total assets...........................           $22,634,000               $21,893,000
                                                          ===========               ===========


                See notes to consolidated financial statements.

                   MEDITEK HEALTH CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                       April 30, 1996 and October 31, 1995

                  LIABILITIES AND HEICO CORPORATION INVESTMENT

                                                                         1996                      1995
                                                                         ----                      ----
Current liabilities:
  Current maturities of long-term debt and capital
    leases.........................................                  $   780,000               $   398,000

  Trade accounts payable...........................                      919,000                   676,000

  Accrued expenses and other current liabilities...                      951,000                   964,000
                                                                     -----------               -----------


        Total current liabilities..................                    2,650,000                 2,038,000

Long-term debt and capital leases, net of
  current maturities...............................                    3,359,000                 4,511,000

Deferred income taxes..............................                      565,000                   459,000
                                                                     -----------               -----------


        Total liabilities..........................                    6,574,000                 7,008,000
                                                                     -----------               -----------


Minority interests.................................                      119,000                   107,000
                                                                     -----------               -----------

Commitments and contingencies (see Notes 2, 3,
  4, 6, 10 and 11)

HEICO Corporation investment:

  Common stock, $.01 par value; Authorized -
    10,000 shares; Issued - 800 shares.............                        --                        --

  Investment in and advances to the Company by HEICO Corporation:
    Advances and allocations.......................                   17,398,000                16,489,000
    Accumulated deficit............................                   (1,457,000)               (1,711,000)
                                                                     -----------               -----------


        Total HEICO Corporation investment.........                   15,941,000                14,778,000
                                                                     -----------               -----------


        Total liabilities and HEICO Corporation
           investment..............................                  $22,634,000               $21,893,000
                                                                     ===========               ===========


                See notes to consolidated financial statements.

                   MEDITEK HEALTH CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                       For the year ended October 31, 1995


                                                        Year ended
                                                     October 31, 1995
                                                     ----------------



Revenues from services provided..................      $24,661,000
Less reserves for contractual allowances
   and doubtful accounts.........................       (9,895,000)


Net revenues from services provided..............       14,766,000


Operating costs and expenses:
Cost of services provided........................       10,378,000
Selling, general and administrative
  expenses.......................................        1,562,000
Equity in loss of uncon-
  solidated partnerships (Note 9)................          331,000


Total operating costs and expenses...............       12,271,000


Income from operations...........................        2,495,000

Interest expense.................................         (206,000)
Other income.....................................            7,000
Minority interests in consolidated
  partnerships...................................         (144,000)


Income before income taxes and
  allocated parent company expenses..............        2,152,000

HEICO Corporation management fees................       (1,500,000)
Allocated interest expense.......................          (71,000)


Income before income taxes.......................          581,000

Income tax expense...............................          305,000


Net income.......................................      $   276,000
                                                       ===========


                See notes to consolidated financial statements.

                   MEDITEK HEALTH CORPORATION AND SUBSIDIARIES
        CONSOLIDATED STATEMENT OF CHANGES IN HEICO CORPORATION INVESTMENT
                       For the year ended October 31, 1995


                                                                       HEICO Corp.
                                                        Common         Advances and       Accumulated
                                                        Stock          Allocations           Deficit                 Total
                                                        -----          -----------           -------                 -----


Balances, October 31, 1994.....                      $    --           $14,023,000         ($1,987,000)            $12,036,000

Net income for the year........                           --                 --                276,000                 276,000

Other changes in HEICO
  Corporation investment.......                           --             2,466,000               --                  2,466,000
                                                     -----------       -----------         -----------             -----------

Balances, October 31, 1995.....                      $    --           $16,489,000         ($1,711,000)            $14,778,000
                                                     ===========       ===========         ===========             ===========


                See notes to consolidated financial statements.

                   MEDITEK HEALTH CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                       For the year ended October 31, 1995


                                                               Year ended
                                                           October 31, 1995
                                                           ----------------



Cash flows from operating activities:
Net income...........................................       $   276,000
Adjustments to reconcile net income to
    cash provided by operating activities:
  Depreciation and amortization......................         1,275,000
  (Income) loss from unconsolidated partnerships.....           590,000
  Minority interest in consolidated partnerships.....           144,000
  Deferred income taxes..............................           282,000
  Change in assets and liabilities:
    Decrease (increase) in accounts receivable.......          (885,000)
    (Increase) in prepaid expenses and
      other current assets...........................          (202,000)
    Increase in trade payables, accrued
      expenses and other current liabilities.........           489,000
                                                            -----------

Net cash provided by operating activities............         1,969,000
                                                            -----------

Cash flows from investing activities:
Acquisitions:
  Contingent note payments...........................        (1,945,000)
  Other..............................................          (154,000)
Distributions from (advances to) unconsolidated
  partnerships.......................................          (480,000)
Purchases of property, plant and equipment...........          (216,000)
Distributions to minority interests..................             --
Payments for deferred organization costs.............          (358,000)
Other................................................           (11,000)
                                                            -----------

Net cash (used in) investing activities..............        (3,164,000)
                                                            -----------

Cash flows from financing activities:
Principal payments on long-term
  debt and capital leases............................        (1,168,000)
Other increases in HEICO Corporation investment......         2,466,000
Other................................................           (71,000)
                                                            -----------

Net cash provided by financing activities............         1,227,000
                                                            -----------

Net increase in cash and cash equivalents............            32,000
Cash and cash equivalents at beginning of period.....           316,000
                                                            -----------

Cash and cash equivalents at end of period...........       $   348,000
                                                            ===========


                See notes to consolidated financial statements.

MEDITEK HEALTH CORPORATION AND SUBSIDIARIES Notes to Consolidated Financial Statements as of April 30, 1996 and for the year ended October 31, 1995

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF COMPANY
MediTek Health Corporation (the Company) is a wholly-owned subsidiary of HEICO Corporation (HEICO or parent company). The Company is engaged in the acquisition, development and operation of medical diagnostic imaging facilities which specialize in magnetic resonance imaging (MRI), computed axial tomography
(CT), ultrasound, and other state-of-the-art diagnostic technologies. MediTek offers its operation and management services to hospitals, physician groups and other health care providers. As of April 30, 1996, MediTek operated a total of twelve high technology medical diagnostic facilities (centers) in three States (Florida, Georgia and New Jersey). In addition, MediTek has entered into agreements to open its thirteenth center in Newark, New Jersey, to open its fourteenth center in the Birmingham, Alabama area and to purchase a fifteenth center in Fort Lauderdale, Florida (see Note 11).

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASES OF PRESENTATION
The accompanying consolidated financial statements include the operations, assets and liabilities of the Company as a stand-alone entity. The financial statements exclude HEICO's corporate assets and liabilities not specifically identifiable to the Company, except for certain prepaid expenses and accrued expenses which were allocated between the Company and HEICO based on consistent and reasonable allocation methods.
         The consolidated financial statements include the accounts of the Company and its wholly-owned or majority owned subsidiaries and controlled partnerships. The Company's investments in uncontrolled entities are accounted for under the equity method. All significant intercompany balances and transactions are eliminated.
         Principally due to the use of estimates and allocations, the financial information included herein may not necessarily reflect the financial position and results of operations of the Company in the future or what the financial position and results of operations of the Company would have been had it been a separate, stand-alone entity during the periods presented. Management does not consider it practicable to estimate what the results of operations would have been had the Company operated as a separate, stand-alone entity.

CASH AND CASH EQUIVALENTS
For purposes of the consolidated financial statements, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment is stated at cost. Depreciation and amortization is provided mainly on the straight-line method over the estimated useful lives of the various assets, including assets recorded under capital leases which are amortized over the shorter of their useful lives or the term of the related leases. Property, plant and equipment estimated useful lives are as follows:

         Buildings and components.............      30 years
         Building improvements................ 6 to 15 years
         Machinery and equipment.............. 3 to  8 years

         The costs of major renewals and betterments are capitalized. Repairs and maintenance are charged to operations as incurred. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any related gain or loss is reflected in earnings.

INTANGIBLE ASSETS
Intangible assets include the excess of cost over the fair value of net assets acquired and deferred charges which are amortized on the straight-line method over their legal or estimated useful lives, whichever is shorter, as follows:

         Excess of cost, including con-
           tingent consideration as paid,
           over the fair market value
           of net assets acquired............. 29 to 40 years
         Deferred charges.....................  3 to  5 years

         The Company continually evaluates the periods of intangible asset amortization to determine whether events and circumstances subsequent to the origination dates of such assets warrant revised estimates of useful lives. In addition, the Company periodically reviews the excess of cost over the fair value of net assets acquired (goodwill) to assess recoverability based upon expectations of undiscounted cash flows and operating income of each consolidated entity having a material goodwill balance. An impairment would be recognized in operating results, based upon the difference between each consolidated entities' respective present value of future cash flows and the carrying value of the goodwill, if a permanent diminution in value were to occur. There have not been any significant revised estimates nor recognition of goodwill impairment during the eighteen months ended April 30, 1996.

REVENUE RECOGNITION
Revenues are recognized on an accrual basis, primarily upon the rendering of services. Patient revenues are reduced by contractual allowances for services billed to third party reimbursement sources in addition to provisions for doubtful accounts.

INCOME TAXES
The Company has adopted Statement of Financial Accounting Standard (SFAS) No. 109 "Accounting for Income Taxes," which requires the use of the liability method of accounting for deferred income taxes. The Company is a member of HEICO's affiliated group and, therefore, is included in HEICO's consolidated Federal income tax return. In accordance with the tax sharing agreement that exists between the parties, the provision for income taxes is determined as though the Company prepares its income tax return separately from HEICO and includes Federal, state and local income taxes currently payable and those deferred because of temporary differences between the financial statement and tax basis of assets and liabilities.

HEICO CORPORATION INVESTMENT
HEICO's investment in the Company consists of HEICO's initial capital contribution, the Company's accumulated deficit and the net payable to HEICO resulting from cash and non-cash transfers and intercompany allocations.

FINANCIAL INSTRUMENTS
The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other current liabilities approximate fair value due to the relatively short maturity of the respective instruments. The Company's financial instruments also include long-term debt. The estimated fair values of such financial instruments have been determined by the Company using available market information and interest rates as of April 30, 1996 and October 31, 1995. The fair value of these financial instruments were not materially different than their carrying value.

IMPACT OF NEW ACCOUNTING STANDARD
In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 121 (SFAS 121) "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 121 amends the impairment provisions of the existing accounting literature which required the Company's long-lived assets to be carried at the lower of cost or net realizable value. Under the new provisions, if the Company's long-lived assets are determined to be impaired, the impairment loss is measured based upon the difference between the fair value of the asset and its carrying amount.
         SFAS 121 is required to be adopted in fiscal 1997. The Company has not completed its analysis of the impact of this new pronouncement.

NOTE 2 - INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED PARTNERSHIPS

Condensed balance sheet and statement of operations information for the Company's unconsolidated partnerships at April 30, 1996 and the year ended October 31, 1995 are as follows:

Balance sheet information:

                                              1996                      1995
                                          -----------               -----------

Current assets.......................     $ 1,534,000               $ 1,379,000
Other assets, principally
  property and equipment.............     $ 3,688,000               $ 3,338,000
Current liabilities..................     $ 1,272,000               $ 1,316,000
Long-term debt (excluding
  advances from MediTek).............     $ 3,307,000               $ 2,765,000
Advances from MediTek................     $   102,000               $   345,000

Statement of operations information:
                                                                        1995
                                                                    ------------

Revenues from services provided......                               $10,558,000
Less reserves for contractual
   allowances and doubtful accounts..                                (4,802,000)
                                                                    -----------
Net revenues from services provided..                                 5,756,000
Operating expenses...................                                (6,214,000)
                                                                    -----------
  Income (loss)......................                               $  (458,000)
                                                                    ============

         The Company has recorded income for management services rendered to the unconsolidated partnerships during fiscal 1995 in the amount of $526,000.
         The Company has an interest in one partnership through which it operated two centers as a co-general partner. In November 1994, the Company increased its ownership in the first of these two centers from 40.5% to 42% for $136,000. In August 1995, the second of these two centers was merged with a previously unrelated medical imaging business to form a new partnership. The Company operates this center as a 50% co-general partner for which it contributed $140,000. In October 1994, the Company acquired a portion of the minority interests of the limited partners in a third partnership it operates as the general partner for $88,000, increasing the Company's ownership from 37% to 49.5%. The Company accounted for these acquisitions using the purchase method. The excess of the total acquisition cost of these purchases over the fair market value of the assets acquired was not significant.
         In connection with the Company's general partnership interest in one of its unconsolidated partnerships, the Company indemnified the seller of this general partnership interest from liability relating to a guarantee and security agreement for a $1.4 million mortgage on one of the partnership's centers.

NOTE 3 - SALE OF ACCOUNTS RECEIVABLE

The Company has entered into an agreement with an unaffiliated third party whereby it can sell certain accounts receivable with recourse. The aggregate proceeds related to purchased receivables that remain uncollected can not exceed $3,000,000 at any point in time. The proceeds from the sale of receivables during fiscal 1995 totaled $8,626,000. As of April 30, 1996, the Company was contingently liable for $2,239,000 related to $3,589,000 of sold accounts receivable that remains uncollected. As of April 30, 1996, such sold accounts receivable had $2,669,000 in reserve allowances, including $1,009,000 for contractual allowances and $747,000 in hold back reserves, which management believes is an adequate provision against any such uncollected accounts receivables. The fees related to the sale of receivables have been included in cost of services.

NOTE 4 - TRANSACTIONS WITH HEICO

HEICO provides certain corporate general and administrative services to the Company including legal, treasury and finance for a fixed amount of $1,500,000 per year. Additionally, other costs related to specific services were allocated to the Company on a basis that approximated either the proportional share of the Company's usage of the actual services provided or a representative share of certain corporate fixed expenses. Management believes these allocations are reasonable. These historical amounts are not necessarily representative of the costs that the Company would have incurred as a stand-alone entity.
         HEICO manages cash and financing requirements of all its business segments. Generally, the Company's available cash is periodically forwarded to HEICO and the Company's net cash requirements are subsequently transferred by HEICO as necessary.
         The accompanying consolidated balance sheets reflect HEICO's total investment in the Company, a portion of which represents HEICO's general corporate financing. HEICO has only passed through to the Company interest expense from a line of credit borrowing with a bank which proceeds were used exclusively to finance a portion of the Company's acquisitions.
         Interest expense reflected in the consolidated statement of operations does not necessarily reflect the interest expense the Company would have incurred as a stand-alone entity.

         Advances and allocations for the year ended October 31, 1995 were as follows:

Balance, October 31, 1994.........................           $14,023,000
Advances, net.....................................               637,000
Allocations:
   Allocated service costs........................               235,000
   Allocated interest expense.....................                71,000
   Income taxes...................................                23,000
   Management fee.................................             1,500,000
                                                             -----------
Balance, October 31, 1995.........................           $16,489,000
                                                             ===========

         The average monthly balance of advances and allocations during the year ended October 31, 1995 was $15,810,000.
         Because HEICO manages the cash and financing requirements of the Company as set forth above, it is not practicable to estimate cash paid on behalf of the Company for interest and income taxes.
         The Company is one of the guarantors for a HEICO credit facility with a bank, which had an outstanding balance of $475,000 as of April 30, 1996, and a $2 million letter of credit of a HEICO subsidiary.

NOTE 5 - LONG-TERM DEBT AND CAPITAL LEASES

Long-term debt and capital leases consist of:

                                               April 30,        October 31,
                                                 1996              1995
                                             -----------        -----------

Equipment loans.......................        $   71,000        $   82,000
Mortgage note payable.................           490,000           497,000
Equipment promissory notes............         1,595,000           431,000
Other long-term debt..................           164,000            87,000
Capital leases (See Note 6)...........         1,819,000         3,812,000
                                              ----------        ----------
                                               4,139,000         4,909,000
Less current maturities...............          (780,000)         (398,000)
                                              ----------        ----------
                                              $3,359,000        $4,511,000
                                              ==========        ==========

         The amount of long-term debt maturing in each of the next five twelve month periods ending April 30, is $336,000 in 1997, $336,000 in 1998, $371,000
in 1999, $393,000 in 2000 and $422,000 in 2001.

EQUIPMENT LOAN FACILITY
A bank committed to advance up to $1,900,000 for the purpose of purchasing equipment to be used in HEICO's operations, including that of the Company. Each term loan is limited to 80% of the purchase price of the related equipment and is repayable up to a maximum of 60 months with interest at a rate equal to the bank's prime rate (8.75% at April 30, 1996). The term loans of the Company are secured by collateral representing the related purchased equipment that has a carrying value of approximately $78,000 at April 30, 1996. As of April 30, 1996, HEICO has $1,086,000 available for future equipment loans under this commitment. This commitment expires in August 1996.

MORTGAGE NOTE PAYABLE
The mortgage note is payable in monthly installments ($4,675 as of April 30, 1996), including interest at a variable rate calculated every 36 months (8.375% at April 30, 1996), maturing in January 1999. The mortgage note payable is secured by collateral representing the real property of a subsidiary. The collateralized property has a carrying value of approximately $745,000 at April 30, 1996.

EQUIPMENT PROMISSORY NOTES
The Company's long-term debt includes two promissory notes with an equipment provider. One of these notes is payable in monthly installments of $741, including interest at 11% per annum, maturing in May 2001. This promissory note is secured by collateral representing the related purchased equipment that has a carrying value of approximately $97,000 at April 30, 1996. The other of these two promissory notes is payable in monthly installments of $8,865, including interest at 12% per annum, maturing June 2001 and is unsecured.
         The balance of the equipment promissory notes represents three notes with a financing company. These notes are payable in monthly installments of $19,647 (including interest at 11.15% per annum), $1,322 (including interest at 11.15% per annum) and $3,847 (including interest at 11.51% per annum). These promissory notes mature in February, April and May 2001. These notes are secured by collateral representing the related purchased equipment that has carrying values aggregating approximately $1,142,000.

OTHER LONG-TERM DEBT
The aforementioned financing company has also provided funding in the form of a promissory note for building reconstruction at one of the Company's diagnostic imaging facilities. This promissory note is payable in monthly installments of $2,565, including interest at 11.15% per annum, maturing in May 2001. This note is secured by collateral representing the related building reconstruction that has a carrying value of approximately $118,000 at April 30, 1996.
         There were no other significant borrowings under short-term lines of credit during the past eighteen months.

NOTE 6 - LEASE COMMITMENTS

Included in property, plant and equipment in the accompanying consolidated balance sheets are the following assets held under capital leases:

                                             April 30,        October 31,
                                                1996              1995
                                            ----------        ----------
Machinery and equipment...............      $1,578,000        $3,491,000
Less accumulated amortization.........        (341,000)         (717,000)
                                            ----------        ----------
Assets under capital lease, net.......      $1,237,000        $2,774,000
                                            ==========        ==========

Capital lease obligations, all of which are obligations of subsidiaries of the Company not guaranteed by HEICO or the Company, are summarized as follows:

                                                    April 30,     October 31,
                                                      1996           1995
                                                    ---------     ----------
Leases (six) of medical imaging
 equipment, with various expiration dates from
   1997 to 2001, at various interest rates
   of 7.73% to 11.84%................              $  580,000     $3,812,000
Plus amounts representing deferred
   gain from restructured capital
   leases............................               1,239,000         --
Less current installments............                (444,000)      (224,000)
                                                   ----------     ----------
Obligations under capital leases,
   less current installments.........              $1,375,000     $3,588,000
                                                   ==========     ==========

         In February 1996, the Company negotiated a restructuring of four capital leases with an equipment provider whereby the total monthly payments were reduced. This restructuring created a deferred gain of $1.4 million that is being recognized as a reduction of expenses ratably over the remaining life of these leases.
         The Company also leases certain property and equipment, including medical and office facilities, diagnostic medical imaging equipment and office equipment under operating leases. Some of these leases provide the Company with the option after the initial lease term either to purchase the property at the then fair market value or renew its lease at the then fair rental value. Generally, management expects that leases will be renewed or replaced by other leases in the normal course of business.
         Minimum payments for capital and operating leases having initial or remaining noncancelable terms in excess of one year are as follows:

Twelve months ending April 30,                   CAPITAL         OPERATING
                                               ----------        ---------
1997...............................            $  248,000        $1,729,000
1998...............................               240,000         1,660,000
1999...............................               238,000         1,101,000
2000...............................               238,000           475,000
2001...............................               238,000           246,000
Thereafter.........................                20,000           351,000
                                               ----------        ----------
Total minimum lease commitments....             1,222,000        $5,562,000
                                                                 ==========
Less amounts representing interest.              (642,000)
                                               ----------
Present value of minimum lease
  payments.........................            $  580,000
                                               ==========

         Total rent expense for all operating leases in fiscal 1995 amounted to $1,703,000.

NOTE 7 - INCOME TAXES

The provision for income taxes for the year ended October 31, 1995 is as follows:

                                                                  Year ended
                                                                  October 31,
                                                                     1995
                                                                  ----------

Currently payable:
  Federal..........................                               $  (53,000)
  State............................                                   76,000
                                                                  ----------
                                                                      23,000
Deferred...........................                                  282,000
                                                                  ----------
Income tax expense ................                               $  305,000
                                                                  ==========

         The following table reconciles the federal statutory tax rate to the Company's effective rate:

                                                                   Year ended
                                                                   October 31,
                                                                      1995
                                                                   ----------

Federal statutory tax
   rate...........................                                    34.0%
State taxes, less applicable
   federal income tax
   reduction......................                                    10.9
Nondeductible amortization
   of intangible assets...........                                     5.7
Other, net........................                                     1.9
                                                                   ----------
Effective tax rate................                                    52.5%
                                                                   ==========

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of April 30, 1996 and October 31, 1995 are as follows:

                                              April 30,           October 31,
                                                 1996                 1995
                                             -----------          -----------
Deferred tax assets:
  Bad debt allowances...............         $   378,000          $   337,000
  Other.............................             (49,000)             (13,000)
                                             -----------          -----------
                                                 329,000              324,000
  Valuation allowance...............              --                   --
                                             -----------          -----------
  Total deferred tax assets.........             329,000              324,000
                                             -----------          -----------

Deferred tax liabilities:
  Accelerated depreciation..........             212,000              188,000
  Intangible asset amortization.....             363,000              234,000
  Equity in (income) losses of
    partnerships....................             (45,000)              32,000
  Other.............................              35,000                5,000
                                             -----------          -----------
  Total deferred tax liabilities....             565,000              459,000
                                             -----------          -----------
  Net deferred tax liability........         $   236,000          $   135,000
                                             ===========          ===========

NOTE 8 - RETIREMENT PLANS

The Company, through HEICO, participates in a qualified defined contribution retirement plan (the Plan) under which eligible employees of the Company and its participating subsidiaries may contribute up to 10% of their annual compensation, as defined, and the Company will contribute 25% of employee contributions up to 1.5% of annual pay in Company stock or cash, as determined by the Company. The Plan also provides that the Company may contribute additional amounts in its common stock or cash at the discretion of HEICO's Board of Directors.
         Participants receive 100% vesting in employee contributions. Vesting in Company contributions is based on number of years of service. The Company's contributions to the Plan charged to income for fiscal 1995 totaled $111,000.

NOTE 9 - OTHER CONSOLIDATED BALANCE SHEETS, STATEMENTS OF OPERATIONS AND STATEMENTS OF CASH FLOWS INFORMATION

Accounts receivable are composed of the following:

                                              April 30,            October 31,
                                                1996                  1995
                                            ------------          ------------
   Accounts receivable................      $  6,003,000          $  5,338,000
   Less contractual allowances........        (2,057,000)           (1,648,000)
   Less allowance for doubtful
     accounts.........................        (1,188,000)             (832,000)
                                            ------------          ------------
   Accounts receivable, net...........      $  2,758,000          $  2,858,000
                                            ============          ============


Property, plant and equipment, including capital leases, are composed of the following:

                                             April 30,             October 31,
                                               1996                   1995
                                           ------------           ------------
  Land...............................      $     24,000           $     24,000
   Buildings and improvements.........        1,860,000              1,734,000
   Machinery and equipment............        4,475,000              4,699,000
                                           ------------           ------------
                                              6,359,000              6,457,000
   Less accumulated depreciation......      ( 1,690,000)            (1,590,000)
                                           ------------           ------------
   Property, plant and equipment, net.     $  4,669,000           $  4,867,000
                                           ============           ============

Intangible assets are composed of
 the following:
                                             April 30,             October 31,
                                               1996                   1995
                                           ------------           ------------
   Excess of cost over the fair value
     of net assets acquired...........     $ 11,008,000           $ 10,223,000
   Deferred charges...................        1,109,000                952,000
   Other..............................           25,000                 25,000
                                           ------------           ------------
                                             12,142,000             11,200,000
   Less accumulated amortization......         (998,000)              (759,000)
                                           ------------           ------------
   Intangible assets, net.............     $ 11,144,000           $ 10,441,000
                                           ============           ============

Accrued expenses and other current
     liabilities are composed of
     the following:

                                                  April 30,        October 31,
                                                    1996              1995
                                                ------------      ------------
   Accrued employee compensation......          $    356,000      $    207,000
   Accrued professional fees..........               311,000           381,000
   Accrued property taxes.............                77,000           168,000
   Other..............................               207,000           208,000
                                                ------------      ------------
   Total accrued expenses and other
     current liabilities..............          $    951,000      $    964,000
                                                ============      ============

EQUITY IN LOSS OF UNCONSOLIDATED PARTNERSHIPS The equity in loss of unconsolidated partnerships reported in the consolidated statement of operations for fiscal 1995 has been reduced by interest income totalling $259,000 on cash advances to unconsolidated partnerships.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION ARE AS FOLLOWS:

Non-cash investing and financing activities related to the acquisitions and contingent note payments during fiscal 1995 is as follows:


                                                                       1995
                                                                  ------------

         Fair value of assets acquired:
             Intangible assets.......                            $  1,945,000
             Other assets............                                 154,000
         Cash paid, including
           contingent note
           payments..................                              (2,099,000)
                                                                 ------------

         Liabilities assumed.........                            $     --
                                                                 ============

         Non-cash investing and financing activities related to purchases of property, plant and equipment financed by capital leases during fiscal 1995 amounted to $14,000. Non-cash investing and financing activities during fiscal 1995 also included purchases of property, plant and equipment of $2,269,000, investments in and advances to unconsolidated partnerships of $862,000, deferred charges of $461,000 and other assets of $139,000 which were financed by capital leases assumed, issuance of a note payable and distributions from an unconsolidated partnership during fiscal 1995.

NOTE 10 - LITIGATION

The Company is involved in various legal actions arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management is of the opinion that the outcome of these matters will not have a significant effect on the Company's consolidated financial statements.

NOTE 11 - OTHER COMMITMENTS

The Company has entered into agreements to open two new imaging centers in Newark, New Jersey and Birmingham, Alabama. The centers are expected to begin operation in August 1996. In connection with these centers, the Company has entered into purchase commitments and equipment financing agreements aggregating $2.7 million. In addition, the Company purchased a mobile MRI unit in May 1996 for approximately $650,000 for use at one of its centers. The purchase of mobile MRI and deposits related to the purchase commitments have been funded by advances from HEICO pending arrangement of permanent equipment financing.
         In May 1996, the Company, through a subsidiary, entered into an agreement to purchase the stock of RNF II, Inc. (RNF) for $1,900,000 in cash and a $600,000 8% note payable over three years. RNF operates a diagnostic imaging center offering MRI services in Ft. Lauderdale, Florida. RNF had unaudited annual revenues of approximately $2.5 million and unaudited annual pre-tax income of approximately $700,000 in 1995. Consummation of the purchase agreement is subject to the satisfactory completion of the Company's due diligence, which must be completed by June 29, 1996. If the acquisition is consummated, it will be accounted for as a purchase transaction for financial statement purposes.
         During fiscal years 1994 and 1993, the Company purchased the net assets and businesses of two diagnostic imaging centers for consideration that included notes payable which are contingent upon the level of future earnings of these two centers. The final note payments are due June 30, 1996 and are estimated by the Company to aggregate approximately $300,000. Contingent note payments, as paid, are recorded as goodwill.

NOTE 12 - SUBSEQUENT EVENT

On June 20, 1996, HEICO entered into an agreement to sell the stock of the Company to U.S. Diagnostic Labs, Inc. The sale is subject to customary closing conditions.